June 8, 1998

Miravant Medical Technologies
7408 Hollister Avenue
Santa Barbara, CA  93117
U.S.A.

Attn:   Gary S. Kledzik, Ph.D.

         Re: Pharmacia & Upjohn ("P&U")/
             Miravant Medical Technologies ("Miravant") - Right of First Refusal

Dear Gary:

     We have today agreed to amend that certain Development and Commercial Supply Agreement, dated as of August 31, 1994, between Miravant and Pharmacia & Upjohn & Co. (successor to Pharmacia, Inc.) (such agreement, as amended on the date hereof, is referred to as the "Clayton Agreement"). Under Section 16.6 of the Clayton Agreement, P&U has the right to assign the Clayton Agreement to a third party which acquires its production facility in Clayton, North Carolina (the "Clayton Facility"). As you were previously informed by P&U, Pharmacia & Upjohn Inc. has now entered into an agreement with *****, under which P&U will ***** its entire worldwide parenteral nutrition and fluids therapy business, including the Clayton Facility and other production plants.

         We understand that Miravant consents to our assignment of the Clayton Agreement and releases P&U from all liabilities and obligations under the Clayton Agreement from and after the effective date of such assignment, subject to the following:

1. P&U shall retain rights to all information relating to the analytical methods in the DMF relating to the Miravant ***** being developed and produced at the Clayton Facility *****;

2. ***** shall assume in writing to Miravant all of P&U's obligations under the Clayton Agreement;

3. ***** and P&U shall also negotiate toward a separate supply agreement under which ***** will supply P&U directly its commercial requirements of the Miravant Product, to the extent P&U or one or more of its Affiliates has the right to sell the Miravant Product. If we conclude such an agreement,
     (a) Miravant will continue to supply the ***** to ***** under the terms set forth in the Clayton Agreement; and (b) Miravant will continue to have all other rights and obligations it now has under the Clayton Agreement, including participation in the development of the formulation of the Miravant Product, purchase clinical supplies, and purchase its commercial requirements of the Miravant Product for uses outside of any fields for which P&U has marketing rights.

4.   *****

Please indicate your consent to the assignment of the Clayton Agreement on the terms set forth above by signing and returning a copy of this letter.

                                           Very truly yours,

                                           PHARMACIA & UPJOHN, INC.

                                           By:/S/
                                              ----------------------------------
                                           Title:_______________________________

AGREED TO:

MIRAVANT MEDICAL TECHNOLOGIES

By:/S/
   --------------------------------------------
         Gary S. Kledzik, Chairman of the Board
         and Chief Executive Officer

***** Confidential Treatment Requested